EXHIBIT 99.1

Broadwind Announces First Quarter 2021 Results

CICERO, Ill., May 07, 2021 (GLOBE NEWSWIRE) -- Broadwind (NASDAQ: BWEN), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the first quarter 2021.

FIRST QUARTER 2021 RESULTS
(As compared to the first quarter 2020)

  Wind tower section orders up 103% year-over-year
  Total revenue of $32.7 million, down 33% year-over-year
  Total net loss of ($1.2) million, or ($0.07) per basic share
  Total non-GAAP adjusted EBITDA of $1.2 million, down 66% year-over-year
  Total cash and excess availability of $21.6 million, up 13% year-over-year

For the three months ended March 31, 2021, Broadwind reported total revenue of $32.7 million, a decline of 33% when compared to the prior-year period. The Company reported a net loss of ($1.2) million, or ($0.07) per basic share in the first quarter 2021, compared to net income of $1.0 million, or $0.06 per diluted share, in the first quarter 2020. The Company reported adjusted EBITDA, a non-GAAP measure, of $1.2 million in the first quarter 2021, compared to $3.6 million in the prior-year period.

First quarter results were impacted by a more than one-week outage at the Company’s Abilene, Texas tower facility due to adverse weather conditions during February 2021; a temporary shift in the timing of a large customer order initially slated to be delivered in the first quarter; and continued, pandemic-related supply chain issues. On a combined basis, these factors resulted in an approximately $9 million negative impact to first quarter 2021 revenue.   Both Heavy Fabrications and Gearing Segment revenue declined on a year-over-year basis in the first quarter, partially offset by growth in the Industrial Solutions segment.

During the first quarter, the Company was eligible for the Employee Retention Tax Credit (ERC), as outlined under the provisions of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) and further modified under the Taxpayer Certainty and Disaster Tax Relief Act of 2020 and the American Rescue Plan Act of 2021. For the three months ended March 31, 2021, the Company earned $3.4 million in refundable tax credits, which will be utilized to offset increased payroll costs resulting from pandemic-related disruptions described in this release.

The Company has booked approximately 60% of its full-year 2021 optimal wind tower capacity, including approximately $4 million of new wind tower orders received in April 2021. Currently, both of the Company’s tower production facilities in Texas and Wisconsin are fully operational.

STRATEGY UPDATE

During the first quarter, the Company continued to advance a multi-year strategy to capitalize on favorable secular growth trends within the domestic wind energy market; further diversify consolidated revenues into complementary end-markets; improve operating efficiency and plant utilization; and maintain a disciplined capital structure positioned to support growth.

Capitalize on favorable policy environment. During the next decade, Broadwind anticipates that both new and existing subsidies will be used to drive significant, incremental investments in both onshore and offshore wind installations. In March 2021, the Biden Administration announced its intent to deploy 30 gigawatts (GW) of offshore wind power by 2030, consistent with an ongoing policy seeking to accelerate clean energy transition. Additionally, the Company anticipates an increase of more than 80 GW of U.S. onshore wind energy capacity over the next decade. The Company anticipates sustained corporate and industrial demand for renewable energy, together with a favorable policy backdrop, both representing significant long-term catalysts for secular growth within the renewables sector. As a tower supplier for three of the four largest wind turbine manufacturers operating in the U.S. market, the Company believes it remains well positioned to capitalize on increased demand for wind energy. To that end, wind tower orders increased by more than $7 million in the first quarter 2021, when compared to the prior-year period.

Achieve scale through efficiency. The Company remains focused on operating its production facilities at or near capacity, while reducing costs through improvement initiatives. In addition to securing new tower orders from multiple turbine manufacturers in the first quarter of 2021, new order demand from Gearing and Industrial Fabrication customers increased sequentially, reflecting an early recovery in cyclical end markets.

Diversify sales mix. As a leading precision manufacturer of structures, equipment and components for clean tech and other applications, the Company continues to further diversify its sales mix across a wide range of non-wind markets, including the industrial, mining and natural gas turbine markets. In the first quarter 2021, revenue from customers in non-wind markets represented 37% of total revenue, up from 26% in the prior-year period.

Disciplined capital management. The Company continues to retain sufficient liquidity to support the ongoing operations of its business, together with potential organic and inorganic growth investments. Total cash and availability under the credit facility was $21.6 million as of March 31, 2021, versus $19.0 million as of March 31, 2020. As of March 31, 2021, the ratio of net debt to trailing twelve-month non-GAAP adjusted EBITDA was 1.0X, excluding $9.2 million in loans received under the Paycheck Protection Program.

On March 9, 2021, the Company commenced an equity offering of shares of the Company’s common stock. During the quarter ended March 31, 2021, the Company issued 1,100,000 shares of the Company’s common stock under such equity offering. The net proceeds (before upfront costs) to the Company from the sale of such shares were approximately $6.4 million, after deducting commissions.

MANAGEMENT COMMENTARY

“Although our first quarter results were adversely impacted by a combination of adverse weather conditions, a shift in the timing of a customer order and pandemic-related supply chain constraints, our business recovered during April, supported by new customer orders and improved plant utilization. We are seeing a broad market recovery that will drive growth in our industrial businesses in the second half of this year,” stated Eric Blashford, President and CEO of Broadwind.

“Wind tower orders more than doubled on a year-over-year basis in the first quarter, as original equipment manufacturer (OEM) customers began to fill production slots for the second half of 2021,” continued Blashford. “To date, we have booked approximately 60% of our optimal wind tower production capacity for the full-year 2021. First quarter gearing orders improved sequentially, supported by increased demand within both industrial and energy markets, consistent with our expectations for a gradual recovery in the Gearing segment during 2021.”

“Following the one-year extension of the renewable electricity production tax credit (PTC) announced in late 2020, together with other recent policy actions intended to accelerate private investment in new wind energy installations, expectations around medium-term onshore wind capacity additions continue to improve,” Blashford continued.

“Currently, we anticipate that approximately 35 GW of new onshore wind capacity will be added to the U.S. market by year-end 2023,” continued Blashford. “In the last two years, project developers have installed more wind power capacity than any other energy generating technology, as the levelized, unsubsidized cost of wind energy continues to decline.”

“In March the Biden Administration announced a transformational plan to deploy 30 GW of new offshore wind energy capacity by 2030, including provisions for the construction of new facilities to support the production of wind turbine components, including those produced by Broadwind,” stated Blashford. “We believe this plan and related policy considerations reflect a long-term, bipartisan commitment to achieving a net zero economy, one where our long-term customer OEM relationships, technical expertise and strategic asset base position us to support the ongoing clean energy transition.”

“At the end of the first quarter, we had more than $21 million in total cash and availability under our line of credit to support operations and growth opportunities,” continued Blashford.

“We expect an increase in shipments in the second quarter, particularly within our Heavy Fabrication and Gearing segments. We expect second quarter 2021 revenue to be in a range of $45 to $50 million and adjusted EBITDA to be in a range of $4.5 to $5.0 million, after including approximately 3.0 million of additional ERC benefits,” concluded Blashford.

ORDERS AND BACKLOG

Total orders increased 1% year-over-year to $34 million in the first quarter 2021, given growth in customer demand within the Heavy Fabrications segment, which benefited from increased demand for wind towers in the period. Gearing orders increased on a sequential basis for the second consecutive quarter, with orders increasing by 73% in the first quarter of 2021 when compared to the fourth quarter of 2020. The Industrial Solutions segment reported a 40% year-over-year decline in orders during the first quarter, due to the timing of customer orders.

Total backlog increased 2% in the first quarter to $94.4 million. As of March 31, 2021, Heavy Fabrications’ orders represented approximately 73% of the Company’s total backlog.

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large complex and precision fabrications to customers in a broad range of industrial markets. Key products include wind towers and industrial fabrications, including mining and material handling components and other frames/structures.

Heavy Fabrications segment sales declined by $15.6 million to $22.8 million in the first quarter 2021, when compared to the prior year period, due primarily to a 46% decline in total tower sections sold. The decline in tower section sales was attributable to lower demand, a shift in the timing of a customer order, pandemic-related supply chain constraints and a more than one-week, weather related outage at the Company’s Abilene, Texas facility in February 2021. Total operating income declined $5.2 million to ($1.7) million, when compared to the first quarter 2020 driven by the demand effects described above and increased manufacturing inefficiencies linked to lower production levels. Segment non-GAAP adjusted EBITDA declined $2.8 million to $1.8 million, when compared to the prior-year period.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing and heat treat services to a broad set of customers in diverse markets, including oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales declined by $0.9 million to $5.3 million in the first quarter 2021, when compared to the year-ago period, due to lower customer activity in the energy and mining markets. The Company currently anticipates a modest recovery in Gearing demand during the second quarter 2021, as reflected by improved order activity. The Gearing segment reported an operating loss of ($1.0) million in the first quarter 2021, versus an operating loss of ($0.3) million in the prior-year period. Segment non-GAAP adjusted EBITDA was $.3 million, flat, when compared to the prior-year period.

Industrial Solutions Segment
Broadwind provides supply chain solutions, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market.

Industrial Solutions segment sales increased by $0.6 million to $4.6 million in the first quarter 2021, when compared to the year-ago period, primarily driven by increased demand within the natural gas turbine market. Total operating income declined $0.2 million to breakeven in the first quarter 2021, when compared to the prior-year period. Segment non-GAAP adjusted EBITDA increased $0.2 million to $0.5 million, when compared to the prior-year period.

FIRST QUARTER 2021 CONFERENCE CALL

Broadwind will host a conference call today, May 7, 2021, at 11:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session. A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Broadwind’s website at www.BWEN.com/Investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Toll Free:	1-877-407-9716
Toll/International:	1-201-493-6779

To listen to a replay of the teleconference, which will be available through May 14, 2021:

Toll Free:	1-844-512-2921
Toll/International:	1-412-317-6671
Replay Pin Number:	13718050

ABOUT BROADWIND

Broadwind (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges and other non-cash gains and losses) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company’s definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements.

Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following, many of which are, and will be, amplified by the COVID-19 pandemic: (i) the impact of global health concerns, including the impact of the current COVID-19 pandemic on the economies and financial markets and the demand for our products; (ii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iv) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary, in light of the COVID-19 pandemic; (v) our ability to continue to grow our business organically and through acquisitions, and the impairment thereto by the impact of the COVID-19 pandemic; (vi) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (vii) information technology failures, network disruptions, cybersecurity attacks or breaches in data security, including with respect to any remote work arrangements implemented in response to the COVID-19 pandemic; (viii) the sufficiency of our liquidity and alternate sources of funding, if necessary; (ix) our ability to realize revenue from customer orders and backlog; (x) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (xi) the economy, including its stability in light of the COVID-19 pandemic, and the potential impact it may have on our business, including our customers; (xii) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (xiii) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xiv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xv) the effects of the change of administrations in the U.S. federal government; (xvi) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xvii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xviii) our ability to utilize various relief options enabled by the CARES Act, including our ability to receive forgiveness of the PPP Loans; (xix) the limited trading market for our securities and the volatility of market price for our securities; and (xx) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	March 31,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash	$2,929	$3,372
Accounts receivable, net	14,326	15,337
Employee retention credit receivable	3,372	-
Contract assets	2,522	2,253
Inventories, net	40,276	26,724
Prepaid expenses and other current assets	2,204	2,909
Total current assets	65,629	50,595
LONG-TERM ASSETS:
Property and equipment, net	44,766	45,195
Operating lease right-of-use assets	19,401	19,321
Intangible assets, net	4,003	4,186
Other assets	422	385
TOTAL ASSETS	$134,221	$119,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Line of credit and other notes payable	$5,076	$1,406
Current portion of finance lease obligations	1,456	1,427
Current portion of operating lease obligations	1,743	1,832
Accounts payable	25,836	18,180
Accrued liabilities	6,731	6,307
Customer deposits	17,055	18,819
Total current liabilities	57,897	47,971
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	9,380	9,381
Long-term finance lease obligations, net of current portion	1,891	1,996
Long-term operating lease obligations, net of current portion	19,748	19,569
Other	123	104
Total long-term liabilities	31,142	31,050
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 18,474,170 and 17,211,498 shares issued as of March 31, 2021 and
December 31, 2020, respectively	18	17
Treasury stock, at cost, 273,937 shares as of March 31, 2021 and December 31, 2020,
respectively	(1,842)	(1,842)
Additional paid-in capital	390,479	384,749
Accumulated deficit	(343,473)	(342,263)
Total stockholders’ equity	45,182	40,661
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$134,221	$119,682

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2021	2020

Revenues	$32,728	$48,634
Cost of sales	32,446	42,462
Gross profit	282	6,172

OPERATING EXPENSES:
Selling, general and administrative	4,410	4,309
Intangible amortization	183	183
Total operating expenses	4,593	4,492
Operating (loss) income	(4,311)	1,680

OTHER INCOME (EXPENSE), net:
Interest expense, net	(229)	(673)
Other, net	3,362	(1)
Total other income (expense), net	3,133	(674)

Net (loss) income before provision for income taxes	(1,178)	1,006
Provision for income taxes	32	52
NET (LOSS) INCOME	$(1,210)	$954

NET (LOSS) INCOME PER COMMON SHARE - BASIC:
Net (loss) income	$(0.07)	$0.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	17,178	16,596

NET (LOSS) INCOME PER COMMON SHARE - DILUTED:
Net (loss) income	$(0.07)	$0.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	17,178	16,733

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended March 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,210)	$954

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	1,553	1,612
Deferred income taxes	(5)	22
Change in fair value of interest rate swap agreements	5	138
Stock-based compensation	219	308
Allowance for doubtful accounts	(218)	29
Common stock issued under defined contribution 401(k) plan	258	-
Gain on disposal of assets	(23)	-
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	1,229	2,037
Employee retention credit receivable	(3,372)	-
Contract assets	(269)	-
Inventories	(13,552)	(8,891)
Prepaid expenses and other current assets	699	(476)
Accounts payable	7,591	3,545
Accrued liabilities	419	(657)
Customer deposits	(1,764)	305
Other non-current assets and liabilities	3	49
Net cash used in operating activities	(8,437)	(1,025)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(612)	(670)
Proceeds from disposals of property and equipment	23	-
Net cash used in investing activities	(589)	(670)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	5,673	51,552
Payments on line of credit	(2,450)	(49,070)
Proceeds from long-term debt	595	-
Payments on long-term debt	(150)	(242)
Principal payments on finance leases	(339)	(218)
Shares withheld for taxes in connection with issuance of restricted stock	(847)	-
Proceeds from sale of common stock, net	6,101	-
Net cash provided by financing activities	8,583	2,022

NET (DECREASE) INCREASE IN CASH	(443)	327
CASH beginning of the period	3,372	2,416
CASH end of the period	$2,929	$2,743

BROADWIND, INC. AND SUBSIDIARIES
SELECTED SEGMENT FINANCIAL INFORMATION
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended
	March 31,
	2021	2020
ORDERS:
Heavy Fabrications	$20,797	$15,514
Gearing	9,921	12,421
Industrial Solutions	3,496	5,874
Total orders	$34,214	$33,809

REVENUES:
Heavy Fabrications	$22,777	$38,368
Gearing	5,349	6,227
Industrial Solutions	4,604	4,039
Corporate and Other	(2)	-
Total revenues	$32,728	$48,634

OPERATING (LOSS)/PROFIT:
Heavy Fabrications	$(1,700)	$3,541
Gearing	(989)	(261)
Industrial Solutions	(14)	192
Corporate and Other	(1,608)	(1,792)
Total operating profit/(loss)	$(4,311)	$1,680

BROADWIND, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

Consolidated	Three Months Ended March 31,
	2021	2020
Net (Loss) Income	$(1,210)	$953
Interest Expense	230	673
Income Tax Provision	32	52
Depreciation and Amortization	1,552	1,612
Share-based Compensation and Other Stock Payments	613	315
Adjusted EBITDA (Non-GAAP)	1,217	3,605

Heavy Fabrications Segment	Three Months Ended March 31,
	2021	2020
Net (Loss) Income	$921	$2,698
Interest Expense	100	105
Income Tax (Benefit) Provision	(402)	738
Depreciation	944	964
Share-based Compensation and Other Stock Payments	222	42
Adjusted EBITDA (Non-GAAP)	$1,785	$4,547

Gearing Segment	Three Months Ended March 31,
	2021	2020
Net Loss	$(283)	$(314)
Interest Expense	13	50
Income Tax Provision	3	4
Depreciation and Amortization	458	512
Share-based Compensation and Other Stock Payments	80	15
Adjusted EBITDA (Non-GAAP)	$271	$267

Industrial Solutions Segment	Three Months Ended March 31,
	2021	2020
Net (Loss)/Income	$178	$159
Interest Expense	14	1
Income Tax Provision	17	31
Depreciation and Amortization	106	104
Share-based Compensation and Other Stock Payments	147	19
Adjusted EBITDA (Non-GAAP)	$462	$314

Corporate and Other	Three Months Ended March 31,
	2021	2020
Net Income (Loss)	$(2,026)	$(1,590)
Interest Expense	103	517
Income Tax Provision/(Benefit)	414	(721)
Depreciation and Amortization	44	32
Share-based Compensation and Other Stock Payments	164	239
Adjusted EBITDA (Non-GAAP)	$(1,301)	$(1,523)

CORPORATE CONTACT

Jason Bonfigt
Investor@BWEN.com